As filed with the Securities and Exchange Commission on September 1, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2004

WESTERN WATER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18756 (Commission File Number)	33-0085833 (I.R.S. Employer Identification No.)

102 Washington Avenue, Point Richmond, California (Address of Principal Executive Offices)	94801 (Zip Code)

(510) 234-7400
(Registrant’s Telephone Number, Including Area Code)

Item 8.01. OTHER EVENTS.
SIGNATURES

Item 8.01. OTHER EVENTS.

     On August 24, 2004, Empire Insurance Company (“Empire”) filed suit against Western Water Company (WWTRRE) (“the Company”), its directors and certain holders of the Company’s Series C Convertible Redeemable Preferred Stock (“the Series C Preferred”) in Delaware Court of Chancery (Empire Insurance Company v. Western Water Co., et al, C.A. No. 660-N, Filing ID 4093647.).

     Empire is the holder of $3 million of the Company’s 9% Convertible Subordinated Debentures, due September 30, 2005 (“the Debentures”). The complaint challenges the March 16, 2004 decision of the Company’s Board of Directors to declare and pay a dividend on the Company’s Series C Preferred (“the Dividend”). The complaint seeks equitable relief, including rescission of the Dividend, voidance of the loan with which the Dividend was funded, cancellation of the security for the loan, injunction barring the Company from declaring future dividends on the Series C Preferred and other unspecified damages.

     The Company is not in default on payments due on the Debentures. The Company intends to defend itself against the lawsuit.

Forward-Looking Statements

     This report may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements about the intentions of the Company with respect to the Complaint. These forward-looking statements are based on current beliefs and expectations, and the Company assumes no obligation to update this information. The Company’s actual results may differ materially from those in the forward-looking statements due to various factors, including those discussed in the Company’s annual and periodic reports filed with the Securities and Exchange Commission.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WATER COMPANY
Date: September 1, 2004	By:	/s/ Michael Patrick George
Michael Patrick George
Chairman, President and, Chief Executive Officer

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